Supplement To Prospectus Supplement Dated January 28, 2003
(To Prospectus Dated September 26, 2002)

                                    $34,197

                               IndyMac MBS, Inc.
                                   Depositor

                             IndyMac Bank, F.S.B.
                          Seller and Master Servicer

                Residential Asset Securitization Trust 2003-A1
                                    Issuer



     This Supplement updates the Prospectus Supplement (the "Prospectus Supplement") dated January 28, 2003 that has been issued with respect to the Residential Asset Securitization Trust 2003-A1, Mortgage Pass-Through Certificates, Series 2003-A.

     The Prospectus Supplement sets forth certain statistical information about the Mortgage Loans in the Mortgage Pool as of January 1, 2003. Appendix I to this Supplement sets forth comparable statistical information for the actual Mortgage Loans in the Mortgage Pool as of March 1, 2005 (the "Reference Date").

     Pages S-20 through S-21 of the Prospectus Supplement include certain financial information about the Master Servicer's servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix II to this Supplement updates certain of that information.

     Pages S-43 through S-44 of the Prospectus Supplement set forth certain information regarding sensitivity of the Class PO Certificates, and Page S-49 of the Prospectus Supplement sets forth the decrement table for the Class PO Certificates. Appendix III to this Prospectus Supplement updates that information.

     Appendix IV to this Supplement contains the March 2005 and the April 2005 monthly statements that have been furnished to certificateholders of record on the most recent Distribution Date. Certificateholders may access monthly statements from the trustee's website located at https://www.tss.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the trustee's investor relations desk at (800) 735-7777.

     This Supplement also updates the information set forth in the last paragraph of the cover page, the "Method of Distribution" section, on pages S-57 through S-58 in the Prospectus Supplement and the "Use of Proceeds" section on page S-53 in the Prospectus Supplement, as described on the next page.

     Capitalized terms used in this Supplement and not otherwise defined shall have the meanings assigned to them in the Prospectus Supplement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.



                              UBS Investment Bank

                 The date of this Supplement is April 27, 2005

     Subject to the terms and conditions set forth in the underwriting agreement dated April 27, 2005, between the depositor and UBS Securities LLC, the depositor has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase, the class of certificates set forth in the table below.

                                            Class Certificate Balance
                                            -------------------------
              Designation                         (Approximate)
              -----------                         -------------
                Class PO                           $34,197.24


     Proceeds to the depositor from the sale of these certificates (the "Underwritten Certificates") are expected to be approximately 67.015625% of the Class Certificate Balance of the Underwritten Certificates plus accrued interest before deducting expenses payable by the depositor. The Underwritten Certificates will be purchased by UBS Securities LLC on or about April 28, 2005.

     Distribution of the Underwritten Certificates will be made by UBS Securities LLC from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. UBS Securities LLC may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from UBS Securities LLC, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. UBS Securities LLC and any dealers that participate with UBS Securities LLC in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by UBS Securities LLC that it intends to make a market in the Underwritten Certificates but UBS Securities LLC has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

     The depositor has agreed to indemnify UBS Securities LLC against, or make contributions to UBS Securities LLC with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

     This Supplement also updates the "Summary--ERISA Considerations" and "ERISA Considerations" sections on page S-6 and pages S-56 through S-57, respectively, in the Prospectus Supplement, to reflect the fact that the Underwritten Certificates are being purchased by a person to whom the Exemption has been granted, and may therefore be transferred to Plans under the same conditions as offered certificates that qualify for the Exemption.

                         ---------------------------

     This Supplement does not contain complete information about the Underwritten Certificates. Additional information is contained in the Prospectus Supplement dated January 28, 2003 prepared in connection with the issuance of the certificates and in the prospectus of the depositor dated September 26, 2002. You are urged to read this Supplement, the Prospectus Supplement, and the prospectus in full.

        Appendix I - Statistical Information (as of the Reference Date)
                           about the Mortgage Loans

     The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of the Reference Date.

                   Mortgage Rates for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
                                Number of        Principal         Principal
   Range of Mortgage            Mortgage          Balance           Balance
       Rates (%)                  Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
6.000 - 6.499..........                261    $ 97,835,673.95        75.30%
6.500 - 6.999..........                 92      25,670,200.63        19.76
7.000 - 7.499..........                 17       4,828,162.86         3.72
7.500 - 7.999..........                  6       1,087,768.24         0.84
8.000 - 8.499..........                  1         114,460.09         0.09
8.500 - 8.999..........                  1         278,373.63         0.21
9.500 - 9.999..........                  1         112,335.22         0.09
                              --------------------------------------------------
         Total:                        379    $129,926,974.62       100.00%
                              ==================================================
-----------
(1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.321% per annum.


            Current Principal Balances for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
                                Number of        Principal         Principal
Range of Current Mortgage       Mortgage          Balance           Balance
Loan Principal Balances($)        Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
        0.01 -   50,000.00...            4    $    185,929.93         0.14%
   50,000.01 -  100,000.00...           45       3,447,912.40         2.65
  100,000.01 -  150,000.00...           32       3,952,089.38         3.04
  150,000.01 -  200,000.00...           37       6,452,182.14         4.97
  200,000.01 -  250,000.00...           25       5,594,032.45         4.31
  250,000.01 -  300,000.00...           12       3,261,234.88         2.51
  300,000.01 -  350,000.00...           47      15,496,187.92        11.93
  350,000.01 -  400,000.00...           53      19,850,281.63        15.28
  400,000.01 -  450,000.00...           36      15,171,461.31        11.68
  450,000.01 -  500,000.00...           23      10,854,209.11         8.35
  500,000.01 -  550,000.00...           11       5,748,249.49         4.42
  550,000.01 -  600,000.00...           15       8,643,115.10         6.65
  600,000.01 -  650,000.00...           12       7,512,243.39         5.78
  650,000.01 -  700,000.00...            7       4,791,832.18         3.69
  700,000.01 -  750,000.00...            6       4,350,492.98         3.35
  750,000.01 -  800,000.00...            4       3,114,239.08         2.40
  850,000.01 -  900,000.00...            1         881,996.43         0.68
  900,000.01 -  950,000.00...            2       1,876,718.74         1.44
  950,000.01 - 1,000,000.00..            1         971,299.08         0.75
1,000,000.01 - 1,050,000.00..            1       1,007,337.62         0.78
1,050,000.01 - 1,100,000.00..            1       1,099,545.89         0.85
1,300,000.01 - 1,350,000.00..            1       1,322,374.15         1.02
1,400,000.01 - 1,450,000.00..            1       1,429,475.94         1.10
1,450,000.01 - 1,500,000.00..            2       2,912,533.40         2.24
                              --------------------------------------------------
         Total:                        379    $129,926,974.62       100.00%
                              ==================================================
-----------
(1) As of the Reference Date, the average principal balance of the Mortgage Loans was approximately $342,815.24.



           Original Loan-to-Value Ratios for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
   Range of Original            Number of        Principal         Principal
  Loan-to-Value Ratio           Mortgage          Balance           Balance
         (%)                      Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
15.01 - 20.00............                1    $     58,419.31         0.04%
20.01 - 25.00............                3         786,487.48         0.61
25.01 - 30.00............                4         405,601.44         0.31
30.01 - 35.00............                4       1,282,690.30         0.99
35.01 - 40.00............               13       4,163,034.06         3.20
40.01 - 45.00............               14       5,919,775.25         4.56
45.01 - 50.00............               27       8,562,215.97         6.59
50.01 - 55.00............               24       8,322,856.34         6.41
55.01 - 60.00............               42      14,444,937.44        11.12
60.01 - 65.00............               34      13,319,130.06        10.25
65.01 - 70.00............               54      19,035,244.63        14.65
70.01 - 75.00............               56      18,987,300.97        14.61
75.01 - 80.00............               73      28,202,020.09        21.71
80.01 - 85.00............                4         804,265.02         0.62
85.01 - 90.00............               18       4,050,504.39         3.12
90.01 - 95.00............                8       1,582,491.87         1.22
                              --------------------------------------------------
         Total:                        379    $129,926,974.62       100.00%
                              ==================================================
-----------
(1)  As of the Reference Date, the weighted average original Loan-to-Value
     Ratio of the Mortgage Loans was approximately 65.41%.

             Original Term to Maturity for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
   Range of Original            Number of        Principal         Principal
   Term to Maturity             Mortgage          Balance           Balance
        (Months)                  Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
360..................                  370    $128,172,590.10        98.65%
240 - 359............                    9       1,754,384.52         1.35
                              --------------------------------------------------
         Total:                        379    $129,926,974.62       100.00%
                              ==================================================
-----------
(1) As of the Reference Date, the weighted average original stated term to maturity of the Mortgage Loans was approximately 358 months.

         Remaining Terms to Stated Maturity for the Mortgage Loans (1)

--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
  Range of Remaining            Number of        Principal         Principal
   Term to Maturity             Mortgage          Balance           Balance
        (months)                  Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
240 - 359...............               370    $128,172,590.10        98.65%
180 - 239...............                 9       1,754,384.52         1.35
                              --------------------------------------------------
Total:                                 379    $129,926,974.62       100.00%
                              ==================================================
-----------
(1) As of the Reference Date, the weighted average remaining stated term to maturity of the Mortgage Loans was approximately 332 months.

         Geographic Distribution of the Mortgaged Properties for the
                                Mortgage Loans
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
                                Number of        Principal         Principal
                                Mortgage          Balance           Balance
  Geographic Area                 Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
Arizona...................               1    $    467,063.79        0.36%
Arkansas..................               1         119,529.31        0.09
California................             194      78,409,399.21       60.35
Colorado..................               6       1,616,128.11        1.24
Connecticut...............              10       3,369,873.26        2.59
Delaware..................               1         680,555.94        0.52
District of Columbia......               1         146,048.14        0.11
Florida...................              15       3,955,757.39        3.04
Georgia...................               2         843,117.93        0.65
Hawaii....................               5       1,668,484.90        1.28
Idaho.....................               1         422,303.47        0.33
Illinois..................               6       1,311,717.41        1.01
Kentucky..................               2         219,251.75        0.17
Louisiana.................               1         438,674.75        0.34
Maryland..................               8       2,963,344.85        2.28
Massachusetts.............               4         786,348.75        0.61
Michigan..................               1         590,379.88        0.45
Minnesota.................               2         525,252.12        0.40
Mississippi...............               1         172,634.41        0.13
Missouri..................               1          74,130.72        0.06
Nevada....................               5         844,489.08        0.65
New Jersey................              15       4,747,782.12        3.65
New York..................              55      17,580,576.81       13.53
North Carolina............               2         421,435.41        0.32
Ohio......................               9         641,880.05        0.49
Oklahoma..................               2         223,974.64        0.17
Oregon....................               1         416,796.69        0.32
Rhode Island..............               1         142,447.95        0.11
South Carolina............               1         158,559.63        0.12
Tennessee.................               1          68,570.92        0.05
Texas.....................               9         990,495.55        0.76
Utah......................               1         525,446.66        0.40
Vermont...................               2         386,670.34        0.30
Virginia..................              10       3,362,582.44        2.59
Washington................               2         635,270.24        0.49
                              --------------------------------------------------
Total:                                 379    $129,926,974.62       100.00%
                              ==================================================


           Mortgagors' FICO Credit Scores for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
                                Number of        Principal         Principal
  Range of FICO Credit          Mortgage          Balance           Balance
         Scores                   Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
620 - 639..............                 27    $  8,071,065.97         6.21%
640 - 659...............                26       7,464,728.37         5.75
660 - 679...............                60      17,969,202.59        13.83
680 - 699...............                43      13,790,943.92        10.61
700 - 719...............                53      19,244,104.41        14.81
720 - 739...............                40      14,919,598.10        11.48
740 - 759...............                54      21,110,503.16        16.25
760 - 779...............                37      13,109,793.13        10.09
780 - 799...............                29      10,962,391.60         8.44
800 - 819...............                10       3,284,643.37         2.53
                              --------------------------------------------------
Total:                                 379    $129,926,974.62       100.00%
                              ==================================================
-----------
(1) As of the Reference Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 717.

             Types of Mortgaged Properties for the Mortgage Loans
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
                                Number of        Principal         Principal
                                Mortgage          Balance           Balance
    Property Type                 Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
Single Family Residence.........       274    $102,169,309.45        78.64%
Planned Unit Development(PUD)...        32      11,883,670.73         9.15
Two Family Residence............        32       5,966,323.16         4.59
Low Rise Condominium............        25       5,476,767.70         4.22
Three Family Residence..........         6       1,687,589.02         1.30
Townhouse.......................         3       1,067,837.45         0.82
Four Family Residence...........         2         764,602.46         0.59
High Rise Condominium...........         2         741,134.14         0.57
Cooperative.....................         2          88,153.16         0.07
Manufactured House..............         1          81,587.35         0.06
                              --------------------------------------------------
Total:                                 379    $129,926,974.62       100.00%
                              ==================================================


                         Purpose of the Mortgage Loans
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
                                Number of        Principal         Principal
                                Mortgage          Balance           Balance
       Loan Purpose               Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
Refinance (Rate/Term)...               145    $ 56,788,526.40        43.71%
Refinance (Cash Out)....               152      45,257,827.23        34.83
Purchase................                82      27,880,620.99        21.46
                              --------------------------------------------------
Total:                                 379    $129,926,974.62       100.00%
                              ==================================================

                  Occupancy Types for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
                                Number of        Principal         Principal
                                Mortgage          Balance           Balance
  Occupancy Type                  Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
Primary................                316    $118,037,058.74        90.85%
Investment.............                 56      10,279,901.72         7.91
Second Home............                  7       1,610,014.16         1.24
                              --------------------------------------------------
Total:                                 379    $129,926,974.62       100.00%
                              ==================================================
-----------
(1) Based upon representations of the related mortgagors at the time of origination.

               Documentation Programs of the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
                                Number of        Principal         Principal
                                Mortgage          Balance           Balance
   Type of Program                Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
Full/Alt Doc............               139    $ 60,682,610.17        46.71%
Other...................               194      60,162,558.82        46.30
No Doc..................                46       9,081,805.63         6.99
                              --------------------------------------------------
Total:                                 379    $129,926,974.62       100.00%
                              ==================================================
-----------
(1) The Mortgage Loans listed in the table above in the category of "Other" are Mortgage Loans that were originated under various documentation programs other than Full/Alternate and No Doc. These programs include Limited, Stated Income, No Ratio, No Income/No Asset, FastForward and Reduced.

                      Loan Age of the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                  Percent of
                                                 Aggregate         Aggregate
                                Number of        Principal         Principal
  Range of Loan Age             Mortgage          Balance           Balance
       (months)                   Loans         Outstanding       Outstanding
--------------------------------------------------------------------------------
21 - 30................                378    $129,755,465.86        99.87%
31 - 40................                  1         171,508.76         0.13
                              --------------------------------------------------
Total:                                 379    $129,926,974.62       100.00%
                              ==================================================
-----------
(1) As of the Reference Date, the weighted average loan age of the Mortgage Loans was approximately 26 months.

    Appendix II - Certain Financial Information About the Master Servicer's Servicing Portfolio and Mortgage Loan Delinquency and Foreclosure Experience

     The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the master servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac Bank's new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

     The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

     The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004 on approximately $12.21 billion, $8.90 billion, $8.99 billion, $7.26 billion and $16.15 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac Bank and securitized by the depositor or CWMBS, Inc.

                                                                       As of December 31,
                                                 ----------------------------------------------------------------
                                                    2000         2001        2002        2003          2004
                                                 ----------------------------------------------------------------
Total Number of Conventional Mortgage
   Loans in Portfolio........................      79,694       58,949      46,004      24,291        52,922
Delinquent Mortgage Loans and Pending
   Foreclosures at Period End(1):............
     30-59 days..............................        3.26%        3.46%       2.54%       1.99%        1.37%
     60-89 days..............................        0.69%        0.88%       0.72%       0.48%        0.24%
     90 days or more (excluding pending
       foreclosures).........................        0.39%        0.67%       0.52%       0.38%        0.19%
                                                 ----------------------------------------------------------------
Total Delinquencies..........................        4.34%        5.01%       3.78%       2.85%        1.80%
Foreclosures pending.........................        1.03%        1.84%       1.50%       1.21%        0.15%
REOs.........................................        0.25%        0.56%       0.59%       0.41%        0.03%
                                                 ----------------------------------------------------------------
Total delinquencies, foreclosures pending
  and REOs...................................        5.62%        7.41%       5.87%       4.47%        1.98%

------------------------
(1)  As a percentage of the principal balance.

     IndyMac Bank does not write off mortgage loans of the type covered by the registration statement of which this Supplement forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

                                                                            Cumulative
                                                                         Stated Amount of
                                                    Cumulative Net       Securities Issued
                                                   Losses (Millions)         (Millions)         Loss (Ratio)(1)
                                                   -----------------     ------------------     ---------------
As of December 31, 2000.......................           $64.23              $27,437.72              0.23%
As of December 31, 2001.......................           $77.01              $28,152.72              0.27%
As of December 31, 2002.......................          $100.03              $33,498.95              0.30%
As of December 31, 2003.......................          $119.69              $38,992.40              0.31%
As of December 31, 2004.......................          $128.92              $52,479.30              0.25%

-----------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

                                 Appendix III

Sensitivity of the Class PO Certificates

     The Class PO Certificates will be principal only certificates and will not bear interest. As indicated in the following table, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect on the yield to investors in the Class PO Certificates.

     As described in the Prospectus Supplement above under "Description of the Certificates -- Principal," the principal distribution amount for the Class PO Certificates is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans. The Discount Mortgage Loans will have lower adjusted net mortgage rates (and lower Mortgage Rates) than the other Mortgage Loans. In general, Mortgage Loans with higher Mortgage Rates tend to prepay at higher rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

     The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of its Class Certificate Balance as of April 1, 2005) is as follows:

                       Class                                Price
        ----------------------------------------------------------------
        Class PO..................................         72.00%


            Sensitivity of the Class PO Certificates to Prepayments
                          (Pre-tax Yield to Maturity)

                                                                         Percentage of CPR
                                                    ---------------------------------------------------------
Class                                                   0%         10%         18%        30%         40%
-----                                               -----------  --------    --------   ---------  -----------
Class PO.......................................       1.946%      5.094%      8.561%     14.810%     21.064%


     The above table has been prepared based on the structuring assumptions indicated in the Prospectus Supplement and as supplemented by this Supplement, including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof, and should be read in conjunction therewith.

     It is unlikely that the Discount Mortgage Loans will have the precise characteristics described in this Supplement or the Prospectus Supplement or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

     The following table indicates the percentages of the Class Certificate Balance of the Class PO Certificates as of April 1, 2005 that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of the classes. The table has been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement and the prospectus supplement or all of the Mortgage Loans will prepay at the percentages of the Prepayment Assumption specified in the table or at any other rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

                              Percent of Class Certificate Balance Outstanding+

                                                                                             Class PO
                                                                                         Percentage of CPR
                                                                     -----------------------------------------------------
Distribution Date                                                       0%         10%       18%       30%        40%
------------------------------------------------------------------   --------    --------    -------  --------   ---------
April 2005........................................................       100         100       100        100        100
April 2006........................................................        99          89        81         69         59
April 2007........................................................        97          79        65         48         35
April 2008........................................................        95          70        53         33         21
April 2009........................................................        94          61        42         22         12
April 2010........................................................        92          54        34         15          7
April 2011........................................................        90          48        27         11          4
April 2012........................................................        88          42        22          7          2
April 2013........................................................        86          37        17          5          1
April 2014........................................................        83          32        14          3          1
April 2015........................................................        81          28        11          2          *
April 2016........................................................        78          24         9          2          *
April 2017........................................................        75          21         7          1          *
April 2018........................................................        72          18         5          1          *
April 2019........................................................        69          16         4          *          *
April 2020........................................................        66          14         3          *          *
April 2021........................................................        62          12         3          *          *
April 2022........................................................        58          10         2          *          *
April 2023........................................................        54           8         2          *          *
April 2024........................................................        50           7         1          *          *
April 2025........................................................        45           6         1          *          *
April 2026........................................................        41           4         1          *          *
April 2027........................................................        36           4         *          *          *
April 2028........................................................        30           3         *          *          *
April 2029........................................................        24           2         *          *          *
April 2030........................................................        18           1         *          *          *
April 2031........................................................        12           1         *          *          0
April 2032........................................................         5           *         *          *          0
April 2033........................................................         0           0         0          0          0
Weighted Average Life in Years** (to Maturity)....................     17.52        7.41      4.57        2.7       1.93

--------
+ Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
*   Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o   the Class PO Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of April 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of April 1, 2005, the mortgage loans have the following weighted average characteristics:

                                    ASSUMED MORTGAGE CHARACTERISTICS

                                                                 Discount Mortgage       Non-Discount Mortgage
                                                                       Loans                    Loans
-------------------------------------------------------------  ---------------------   -------------------------
Aggregate principal balance................................       $26,217,886.21           $103,709,088.41
Weighted average mortgage rate.............................        6.0000000000%             6.4026221478%
Weighted average expense fee rate..........................        0.2575000000%              0.3275000000%
Weighted average original term to maturity
(months)...................................................             358                       359
Weighted average remaining term to
maturity (months)..........................................             332                       333

     The prepayment model used in this Supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption ("Prepayment Assumption") does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The Prepayment Assumption assumes a constant prepayment rate ("CPR") of 18.00% per annum of the then outstanding principal balance of the Mortgage Loans in each month during the life of the Mortgage Loans.

     Although it is assumed that each of the Mortgage Loans prepays at the specified percentage of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

             Appendix IV - March and April 2005 Monthly Statements